SIMON®

2Q 2022 SUPPLEMENTAL

THE SHOPS AT
RIVERSIDE
NOBU
BLANCO
BURLINGTON

SIMON PROPERTY GROUP

EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations and comparable FFO.

2Q 2022 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Ali Slocum
317-264-3079 Media

Simon® Reports Second Quarter 2022 Results and
Increases Full Year 2022 Guidance and Raises Quarterly Dividend
INDIANAPOLIS, August 1, 2022 − Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended June 30, 2022.
“We are very pleased with our financial and operational performance in the second quarter and once again raised our quarterly dividend and full-year 2022 guidance,” said David Simon, Chairman, Chief Executive Officer and President.
Results for the Quarter
•
Net income attributable to common stockholders was $496.7 million, or $1.51 per diluted share, as compared to $617.3 million, or $1.88 per diluted share in 2021. Results for the second quarter of 2022 include a non-cash unrealized loss of  $17.8 million, or $0.05 per diluted share, from a mark-to-market in fair value of equity instruments. The prior year period included a non-cash gain of  $118.4 million, or $0.32 per diluted share, from the reversal of a deferred tax liability within an international investment.

•
Funds From Operations (“FFO”) was $1.093 billion, or $2.91 per diluted share as compared to $1.217 billion, or $3.24 per diluted share in the prior year. FFO in the second quarter of 2022 includes the aforementioned non-cash unrealized loss from mark-to-market in fair value of equity instruments of  $0.05 per diluted share and FFO in the second quarter of 2021 includes the aforementioned non-cash gain related to the deferred tax liability reversal of  $0.32 per diluted share.

•
Comparable FFO was $1.111 billion, or $2.96 per diluted share as compared to $1.098 billion, or $2.92 per diluted share in the prior year period, growth of 1.4%. Please see the accompanying reconciliation of consolidated net income to FFO and Comparable FFO.

•
Domestic property Net Operating Income (“NOI”) increased 3.6% and portfolio NOI increased 4.6%, compared to the prior year period.

Results for the Six Months
•
Net income attributable to common stockholders was $923.4 million, or $2.81 per diluted share, as compared to $1.063 billion, or $3.24 per diluted share in 2021. Results for the six months ended 2022 include a non-cash unrealized loss of  $48.9 million, or $0.13 per diluted share, from a mark-to-market in fair value of equity instruments. The prior year period results included the aforementioned non-cash gain of  $0.32 per diluted share related to the deferred tax liability reversal and gains, primarily related to disposition activity, of  $93.1 million, or $0.25 per diluted share.

2Q 2022 SUPPLEMENTAL	2

EARNINGS RELEASE
•
FFO was $2.108 billion, or $5.61 per diluted share as compared to $2.151 billion, or $5.72 per diluted share in the prior year. FFO for the six months ended 2022 includes the aforementioned non-cash unrealized loss from mark-to-market in fair value of equity instruments of  $0.13 per diluted share and FFO for the six months ended 2021 included the aforementioned non-cash gain related to the deferred tax liability reversal of  $0.32 per diluted share.

•
Comparable FFO was $2.157 billion, or $5.74 per diluted share as compared to $2.032 billion, or $5.40 per diluted share in the prior year period, growth of 6.3%.

•
Domestic property NOI increased 5.6% and portfolio NOI increased 6.7%, compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 93.9% at June 30, 2022, compared to 91.8% at June 30, 2021.

•
Base minimum rent per square foot was $54.58 at June 30, 2022.

Development Activity
Construction continues on two new international development projects including:
•
Fukaya-Hanazono Premium Outlets® (Tokyo, Japan); projected to open in October 2022. Simon owns a 40% interest in this project.

•
Paris-Giverny Designer Outlet (Normandy, France); projected to open in the first quarter of 2023. Simon owns a 74% interest in this project.

Progress continues on the transformative mixed-use redevelopment of Phipps Plaza (Atlanta, GA). The additions of Nobu Hotel and Nobu Restaurant, Life Time Athletic and Work, Citizens Food Hall, and a 13-story Class A office tower will further elevate this premier destination, which will open in Fall 2022.
Construction also continues on other redevelopment projects, including The Falls (Miami, FL), Northgate Station (Seattle, WA), Roosevelt Field (Garden City, NY), Stanford Shopping Center (Palo Alto, CA) and Towne East Square (Wichita, KS).
Capital Markets and Balance Sheet Liquidity
The Company was active in the credit markets through the first six months of the year.
During the first six months, the Company completed 14 non-recourse mortgage loans totaling approximately $1.6 billion (U.S. dollar equivalent), of which Simon’s share was $958 million. The weighted average interest rate on these loans was 3.75%.
As of June 30, 2022, Simon had approximately $8.5 billion of liquidity consisting of  $1.2 billion of cash on hand, including its share of joint venture cash, and $7.3 billion of available capacity under its revolving credit facilities.
Dividends
Simon’s Board of Directors declared a quarterly common stock dividend of  $1.75 on August 1, 2022, for the third quarter of 2022. This is an increase of $0.25, or 16.7% year-over-year and an increase of  $0.05, or 2.9%, from the previous quarter. The dividend will be payable on September 30, 2022 to shareholders of record on September 9, 2022.

2Q 2022 SUPPLEMENTAL	3

EARNINGS RELEASE
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on September 30, 2022 to shareholders of record on September 16, 2022.
Common Stock Repurchase Program
During the quarter ended June 30, 2022, the Company repurchased 1,424,096 shares of its common stock.
2022 Guidance
The Company currently estimates net income to be within a range of  $5.93 to $6.00 per diluted share and Comparable FFO will be within a range of $11.70 to $11.77 per diluted share for the year ending December 31, 2022. The Comparable FFO range is an increase of  $0.06 per diluted share at the mid-point compared to the range provided on May 9, 2022.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share and Comparable FFO per diluted share:
For the year ending December 31, 2022
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$5.93	$6.00
Depreciation and amortization including Simon’s share of unconsolidated entities	5.60	5.60
Loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interest in unconsolidated entities and impairment, net	0.04	0.04
Estimated FFO per diluted share	$11.57	$11.64
First Half 2022 actual unrealized losses in fair value of publicly traded equity instruments of non-retail real estate	0.13	0.13
Estimated Comparable FFO per diluted share	$11.70	$11.77
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Daylight Time, Monday, August 1, 2022. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until August 8, 2022. To access the audio replay, dial 1-844-512-2921 (international 1-412-317-6671) passcode 13730864.
Supplemental Materials and Website
Supplemental information on our second quarter 2022 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

2Q 2022 SUPPLEMENTAL	4

EARNINGS RELEASE
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Comparable FFO, Comparable FFO per share and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward–looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; the conflict in Ukraine; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

2Q 2022 SUPPLEMENTAL	5

EARNINGS RELEASE
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

2Q 2022 SUPPLEMENTAL	6

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE:
Lease income	$1,194,700	$1,158,825	$2,402,566	$2,303,883
Management fees and other revenues	28,811	26,061	56,398	51,358
Other income	56,331	69,260	116,799	138,856
Total revenue	1,279,842	1,254,146	2,575,763	2,494,097
EXPENSES:
Property operating	112,408	96,073	216,071	182,692
Depreciation and amortization	298,273	315,732	608,436	631,470
Real estate taxes	111,989	114,695	223,680	230,706
Repairs and maintenance	20,050	19,036	42,354	40,391
Advertising and promotion	20,064	19,565	45,327	49,050
Home and regional office costs	47,516	47,699	99,713	83,698
General and administrative	9,360	7,254	17,194	13,830
Other	33,421	29,369	75,836	52,926
Total operating expenses	653,081	649,423	1,328,611	1,284,763
OPERATING INCOME BEFORE OTHER ITEMS	626,761	604,723	1,247,152	1,209,334
Interest expense	(187,316)	(200,419)	(372,473)	(402,435)
Loss on extinguishment of debt	—	—	—	(2,959)
Income and other tax expense	(24,346)	(47,003)	(22,912)	(41,105)
Income from unconsolidated entities	190,073	348,545	271,257	363,614
Unrealized (losses) gains in fair value of equity instruments	(17,817)	23	(48,850)	(3,177)
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	(17,875)	—	(16,384)	93,057
CONSOLIDATED NET INCOME	569,480	705,869	1,057,790	1,216,329
Net income attributable to noncontrolling interests	71,903	87,778	132,747	151,543
Preferred dividends	834	834	1,669	1,669
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$496,743	$617,257	$923,374	$1,063,117
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.51	$1.88	$2.81	$3.24

2Q 2022 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	June 30, 2022	December 31, 2021
ASSETS:
Investment properties, at cost	$37,890,484	$37,932,366
Less – accumulated depreciation	15,982,792	15,621,127
	21,907,692	22,311,239
Cash and cash equivalents	541,240	533,936
Tenant receivables and accrued revenue, net	828,876	919,654
Investment in TRG, at equity	3,218,986	3,305,102
Investment in Klépierre, at equity	1,446,460	1,661,943
Investment in other unconsolidated entities, at equity	3,105,378	3,075,375
Right-of-use assets, net	499,699	504,119
Investments held in trust – special purpose acquisition company	345,000	345,000
Deferred costs and other assets	1,185,705	1,121,011
Total assets	$33,079,036	$33,777,379
LIABILITIES:
Mortgages and unsecured indebtedness	$24,885,968	$25,321,022
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,337,984	1,433,216
Cash distributions and losses in unconsolidated entities, at equity	1,709,379	1,573,105
Dividend payable	2,327	1,468
Lease liabilities	502,440	506,931
Other liabilities	543,936	540,912
Total liabilities	28,982,034	29,376,654
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling
redeemable interests	566,080	547,740
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,599	41,763
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,905,419 and 342,907,608 issued and outstanding, respectively	34	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,218,057	11,212,990
Accumulated deficit	(6,012,757)	(5,823,708)
Accumulated other comprehensive loss	(167,895)	(185,186)
Common stock held in treasury, at cost, 15,553,702 and 14,295,983 shares, respectively	(2,007,706)	(1,884,441)
Total stockholders’ equity	3,071,332	3,361,452
Noncontrolling interests	459,590	491,533
Total equity	3,530,922	3,852,985
Total liabilities and equity	$33,079,036	$33,777,379

2Q 2022 SUPPLEMENTAL	8

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE:
Lease income	$714,215	$681,349	$1,431,985	$1,334,103
Other income	73,506	64,694	186,090	137,293
Total revenue	787,721	746,043	1,618,075	1,471,396
OPERATING EXPENSES:
Property operating	142,697	136,129	292,212	269,166
Depreciation and amortization	164,913	170,443	335,474	341,597
Real estate taxes	63,365	68,123	128,689	137,021
Repairs and maintenance	19,209	16,304	40,690	35,350
Advertising and promotion	16,247	14,797	35,565	34,241
Other	47,867	37,657	96,710	69,643
Total operating expenses	454,298	443,453	929,340	887,018
OPERATING INCOME BEFORE OTHER ITEMS	333,423	302,590	688,735	584,378
Interest expense	(147,587)	(152,447)	(292,038)	(298,644)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	33,371	—	33,371
NET INCOME	$185,836	$183,514	$396,697	$319,105
Third-Party Investors’ Share of Net Income	$93,041	$92,745	$197,697	$160,886
Our Share of Net Income	92,795	90,769	199,000	158,219
Amortization of Excess Investment (A)	(15,086)	(15,268)	(30,225)	(34,595)
Our Share of Gain on Sale or Disposal of Assets and Interests in
Other Income in the Consolidated Financial Statements	—	(14,941)	—	(14,941)
Income from Unconsolidated Entities (B)	$77,709	$60,560	$168,775	$108,683

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

2Q 2022 SUPPLEMENTAL	9

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	June 30, 2022	December 31, 2021
Assets:
Investment properties, at cost	$19,334,244	$19,724,242
Less – accumulated depreciation	8,411,236	8,330,891
	10,923,008	11,393,351
Cash and cash equivalents	1,345,099	1,481,287
Tenant receivables and accrued revenue, net	501,324	591,369
Right-of-use assets, net	145,506	154,561
Deferred costs and other assets	387,420	394,691
Total assets	$13,302,357	$14,015,259
Liabilities and Partners’ Deficit:
Mortgages	$14,667,435	$15,223,710
Accounts payable, accrued expenses, intangibles, and deferred revenue	810,849	995,392
Lease liabilities	133,720	158,372
Other liabilities	386,035	383,018
Total liabilities	15,998,039	16,760,492
Preferred units	67,450	67,450
Partners’ deficit	(2,763,132)	(2,812,683)
Total liabilities and partners’ deficit	$13,302,357	$14,015,259
Our Share of:
Partners’ deficit	$(1,233,943)	$(1,207,396)
Add: Excess Investment (A)	1,247,214	1,283,645
Our net Investment in unconsolidated entities, at equity	$13,271	$76,249

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

2Q 2022 SUPPLEMENTAL	10

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Comparable FFO
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Consolidated Net Income (D)	$569,480	$705,869	$1,057,790	$1,216,329
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	296,022	313,572	603,935	627,147
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	215,616	202,515	440,702	406,752
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	17,875	—	16,384	(93,057)
Unrealized (gains) losses excluded from FFO (E)	—	(23)	—	3,177
Net loss attributable to noncontrolling interest holders in properties	122	1,531	1,118	2,469
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(4,856)	(5,259)	(9,245)	(9,348)
Preferred distributions and dividends	(1,313)	(1,313)	(2,626)	(2,626)
FFO of the Operating Partnership	$1,092,946	$1,216,892	$2,108,058	$2,150,843
Unrealized (gains) losses excluded from FFO (E)	17,817	—	48,850	—
Non-cash gain related to the reversal of a deferred tax liability within an international investment	—	(118,428)	—	(118,428)
Comparable FFO of the Operating Partnership	$1,110,763	$1,098,464	$2,156,908	$2,032,415
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.51	$1.88	$2.81	$3.24
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.35	1.36	2.76	2.72
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	0.05	—	0.04	(0.25)
Unrealized (gains) losses excluded from FFO (E)	—	—	—	0.01
Diluted FFO per share	$2.91	$3.24	$5.61	$5.72
Unrealized (gains) losses included in FFO (E)	0.05	—	0.13	—
Non-cash gain related to the reversal of a deferred tax liability within an international investment	—	(0.32)	—	(0.32)
Comparable FFO per share	$2.96	$2.92	$5.74	$5.40
Details for per share calculations:
FFO of the Operating Partnership	$1,092,946	$1,216,892	$2,108,058	$2,150,843
Diluted FFO allocable to unitholders	(137,603)	(153,089)	(265,248)	(270,684)
Diluted FFO allocable to common stockholders	$955,343	$1,063,803	$1,842,810	$1,880,159
Basic and Diluted weighted average shares outstanding	328,445	328,594	328,525	328,555
Weighted average limited partnership units outstanding	47,310	47,281	47,287	47,301
Basic and Diluted weighted average shares and units outstanding	375,755	375,875	375,812	375,856
Basic and Diluted FFO per Share	$2.91	$3.24	$5.61	$5.72
Percent Change	-10.2%		-1.9%
Comparable FFO per share	$2.96	$2.92	$5.74	$5.40
Percent Change	1.4%		6.3%

2Q 2022 SUPPLEMENTAL	11

EARNINGS RELEASE
Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Comparable FFO and Comparable FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $6.1 million and $0.9 million for the three months ended June 30, 2022 and 2021, respectively, and $6.0 million and $1.6 million for the six months ended June 30, 2022 and 2021, respectively.

 –
Straight-line adjustments decreased income by ($5.8) million and ($5.9) million for the three months ended June 30, 2022 and 2021, respectively, and ($16.1) million and ($15.0) million for the six months ended June 30, 2022 and 2021, respectively.

 –
Amortization of fair market value of leases decreased income by ($0.2) million and ($0.2) million for the three months ended June 30, 2022 and 2021, respectively, and ($0.3) million and ($0.4) million for the six months ended June 30, 2022 and 2021, respectively.

(E)
Unrealized (gains) losses excluded from FFO relate to mark-to-market fair value adjustments of publicly traded equity instruments of retail real estate.

Unrealized (gains) losses included in FFO relate to mark-to-market fair value adjustments of publicly traded equity instruments of non-retail real estate.

2Q 2022 SUPPLEMENTAL	12

OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At June 30, 2022, we owned or had an interest in 231 properties comprising 186 million square feet in North America, Asia and Europe. We also owned an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at June 30, 2022, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of June 30, 2022 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; the conflict in Ukraine; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

2Q 2022 SUPPLEMENTAL	13

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	42%	Yes
Total Secured Debt to Total Assets (1)	≤50%	19%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.1X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	244%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

2Q 2022 SUPPLEMENTAL	14

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
Financial Highlights
Total Revenue – Consolidated Properties	$1,279,842	$1,254,146	$2,575,763	$2,494,097
Consolidated Net Income (1)	$569,480	$705,869	$1,057,790	$1,216,329
Net Income Attributable to Common Stockholders (1)	$496,743	$617,257	$923,374	$1,063,117
Basic and Diluted Earnings per Common Share (EPS) (1)	$1.51	$1.88	$2.81	$3.24
Funds from Operations (FFO) of the Operating Partnership (1)	$1,092,946	$1,216,892	$2,108,058	$2,150,843
Basic and Diluted FFO per Share (FFOPS) (1)	$2.91	$3.24	$5.61	$5.72
Comparable FFO of the Operating Partnership	$1,110,763	$1,098,464	$2,156,908	$2,032,415
Basic and Diluted Comparable FFO per Share	$2.96	$2.92	$5.74	$5.40
Declared Dividends/Distributions per Share/Unit	$1.70	$1.40	$3.35	$2.70
	AS OF JUNE 30, 2022	AS OF DECEMBER 31, 2021
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	47,304	47,248
Common Shares Outstanding at end of period	327,359	328,620
Total Common Shares and Limited Partnership Units Outstanding at end of period	374,663	375,868
Weighted Average Limited Partnership Units Outstanding	47,287	47,280
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	328,525	328,587
Equity Market Capitalization
Common Stock Price at end of period	$94.92	$159.77
Common Equity Capitalization, including Limited Partnership Units	$35,563,058	$60,052,360
Preferred Equity Capitalization, including Limited Partnership Preferred Units	77,737	80,535
Total Equity Market Capitalization	$35,640,795	$60,132,895

(1)
Includes a non-cash unrealized loss of  $17.8 million and $48.9 million, or $0.05 and $0.13 per diluted share, for the three and six months ended June 30, 2022, respectively, from a mark-to-market in fair value of equity instruments and $118.4 million, or $0.32 per diluted share, for the three and six months ended June 30, 2021 from a non-cash gain related to the reversal of a deferred tax liability.

2Q 2022 SUPPLEMENTAL	15

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Six Months Ended June 30, 2022
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, international Designer Outlets and international TRG assets.

2Q 2022 SUPPLEMENTAL	16

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED JUNE 30,		% GROWTH	FOR THE SIX MONTHS ENDED JUNE 30,		% GROWTH
	2022	2021		2022	2021

Domestic Property NOI (1)	$1,233,178	$1,189,760	3.6%	$2,470,758	$2,340,734	5.6%
International Properties (2)	69,932	55,548		144,310	110,397
Portfolio NOI	$1,303,110	$1,245,308	4.6%	$2,615,068	$2,451,131	6.7%
NOI from Other Platform Investments (3)	116,540	195,824		142,425	199,356
NOI from Investments (4)	57,784	38,791		105,149	77,804
Corporate and Other NOI Sources (5)	29,532	56,585		92,996	129,809
Beneficial interest of Combined NOI	$1,506,966	$1,536,508		$2,955,638	$2,858,100

(1)
All properties in North America (including TRG’s 20 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investments in certain retail operations, such as J.C. Penney and SPARC Group; intellectual property and licensing ventures, such as Authentic Brands Group, LLC, or ABG, and Eddie Bauer Ipco; and an e-commerce venture, Rue Gilt Groupe, or RGG.

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, and other assets.

2Q 2022 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$569,480	$705,869	$1,057,790	$1,216,329
Income and other tax expense	24,346	47,003	22,912	41,105
Interest expense	187,316	200,419	372,473	402,435
Loss on extinguishment of debt	—	—	—	2,959
Income from unconsolidated entities	(190,073)	(348,545)	(271,257)	(363,614)
Unrealized losses (gains) in fair value of equity instruments	17,817	(23)	48,850	3,177
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	17,875	—	16,384	(93,057)
Operating Income Before Other Items	626,761	604,723	1,247,152	1,209,334
Depreciation and amortization	298,273	315,732	608,436	631,470
Home and regional office costs	47,516	47,699	99,713	83,698
General and administrative	9,360	7,254	17,194	13,830
Other expenses (1)	—	—	12,395	—
NOI of consolidated entities	$981,910	$975,408	$1,984,890	$1,938,332
Less: Noncontrolling interest partners share of NOI	(5,634)	(4,926)	(11,577)	(9,540)
Beneficial NOI of consolidated entities	$976,276	$970,482	$1,973,313	$1,928,792
Reconciliation of NOI of unconsolidated entities:
Net Income	$185,836	$183,514	$396,697	$319,105
Interest expense	147,587	152,447	292,038	298,644
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	(33,371)	—	(33,371)
Operating Income Before Other Items	333,423	302,590	688,735	584,378
Depreciation and amortization	164,913	170,443	335,474	341,597
NOI of unconsolidated entities	$498,336	$473,033	$1,024,209	$925,975
Less: Joint Venture partners share of NOI	(260,373)	(247,649)	(533,900)	(486,457)
Beneficial NOI of unconsolidated entities	$237,963	$225,384	$490,309	$439,518
Add: Beneficial interest of NOI from TRG	118,403	101,487	225,695	199,547
Add: Beneficial interest of NOI from Other Platform Investments and Investments (2)	174,324	239,155	266,321	290,243
Beneficial interest of Combined NOI	$1,506,966	$1,536,508	$2,955,638	$2,858,100

(1)
Represents the write-off of pre-development costs.

(2)
See footnotes 3 and 4 on prior page.

2Q 2022 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED JUNE 30, 2022	SIX MONTHS ENDED JUNE 30, 2022
FFO of the Operating Partnership	$1,092,946	$2,108,058
Non-cash impacts to FFO (1)	38,350	105,525
FFO of the Operating Partnership excluding non-cash impacts	1,131,296	2,213,583
Tenant allowances	(62,964)	(103,925)
Operational capital expenditures	(16,312)	(35,425)
Funds available for distribution	$1,052,020	$2,074,233

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED JUNE 30, 2022	SIX MONTHS ENDED JUNE 30, 2022
Deductions:
Fair value of debt amortization	(130)	(256)
Additions:
Straight-line lease loss	5,831	16,112
Fair market value of lease amortization	169	295
Stock based compensation expense	6,786	14,565
Unrealized losses in fair value of equity instruments	17,817	48,850
Write-off of pre-development costs and other	—	10,513
Mortgage, financing fee and terminated swap amortization expense	7,877	15,446
	$38,350	$105,525
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO, comparable FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

2Q 2022 SUPPLEMENTAL	19

OTHER INCOME, OTHER EXPENSE, CAPITALIZED INTEREST, AND INCOME FROM UNCONSOLIDATED ENTITIES
(In thousands)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
Consolidated Properties	2022	2021	2022	2021
Other Income
Interest, dividend and distribution income (1)	$2,512	$3,217	$5,027	$6,708
Lease settlement income	8,388	11,444	26,876	49,042
Gains on land sales	5,239	940	5,254	1,637
Other (2)	40,192	53,659	79,642	81,469
Totals	$56,331	$69,260	$116,799	$138,856
Other Expense
Ground leases	$12,030	$10,870	$23,562	$22,027
Professional fees and other (3)	21,391	18,499	52,274	30,899
Totals	$33,421	$29,369	$75,836	$52,926

Capitalized Interest
Our Share of Consolidated Properties	$7,539	$10,358	$14,675	$16,021
Our Share of Joint Venture Properties	$95	$447	$182	$856

Income from Unconsolidated Entities
Share of Joint Ventures (4)	$77,709	$60,560	$168,775	$108,683
Share of Klépierre net income, net of amortization of excess investment (5)	19,045	114,757	27,756	106,927
Share of Other Platform Investments net income, net of amortization of excess investment, pre-tax	103,458	186,894	103,347	186,470
Share of TRG net (loss) including amortization of excess investment	(10,139)	(13,666)	(28,621)	(38,466)
Totals	$190,073	$348,545	$271,257	$363,614

(1)
Includes distributions from other international investments and preferred unit distributions from TRG.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(3)
The six months ended June 30, 2022 includes $12.4 million of write-off of costs related to an international outlet development project in Germany we no longer intend to pursue.

(4)
Includes U.S. joint venture operations and international outlet joint ventures.

(5)
Includes $118.4 million for the three and six months ended June 30, 2021 from a non-cash gain related to the reversal of a deferred tax liability.

2Q 2022 SUPPLEMENTAL	20

OPERATING INFORMATION
	AS OF JUNE 30,
	2022	2021
U.S. Malls and Premium Outlets
Total Number of Properties	163	164
Total Square Footage of Properties (in millions)	137.6	138.7
Ending Occupancy(1):
Consolidated Assets	93.8%	91.8%
Unconsolidated Assets	94.3%	91.6%
Total Portfolio	93.9%	91.8%
Base Minimum Rent PSF(2):
Consolidated Assets	$53.43	$53.51
Unconsolidated Assets	$57.70	$59.33
Total Portfolio	$54.58	$55.03
U.S TRG
Total Number of Properties	20	20
Total Square Footage of Properties (in millions)	20.4	20.4
Ending Occupancy(1)	93.4%	90.0%
Base Minimum Rent PSF(2)	$60.63	$57.70
	AS OF JUNE 30,
	2022	2021
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.3
Ending Occupancy(3)	97.4%	96.9%
Base Minimum Rent PSF(2)	$34.53	$33.31

International Properties(4)
Premium Outlets
Total Number of Properties	22	21
Total Square Footage of Properties (in millions)	8.4	8.3
Designer Outlets
Total Number of Properties	11	11
Total Square Footage of Properties (in millions)	2.8	2.8
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7
Statistics for Premium Outlets in Japan
Ending Occupancy	99.2%	99.6%
Base Minimum Rent PSF	¥5,549	¥5,492

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

(4)
Includes all international properties.

2Q 2022 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 6/30/22	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	1,295	4,968,829	$54.18	5.0%
2022 (7/1/22 – 12/31/22)	787	2,580,521	$51.34	2.5%
2023	2,959	11,601,204	$57.05	11.1%
2024	2,769	10,873,686	$54.59	11.2%
2025	1,762	6,909,186	$61.61	8.0%
2026	1,543	5,971,876	$56.93	6.4%
2027	1,156	4,759,669	$59.34	5.2%
2028	790	3,703,559	$62.62	4.3%
2029	770	3,262,906	$66.37	3.9%
2030	472	2,264,093	$67.83	2.8%
2031	327	1,743,741	$56.18	1.7%
2032	188	786,026	$64.37	0.9%
2033 and Thereafter	612	2,454,185	$49.69	2.4%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,563	6,764,862	$19.01	2.5%
Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2023	11	1,405,725	$4.52	0.1%
2024	16	1,465,287	$8.10	0.2%
2025	17	1,676,634	$6.70	0.2%
2026	16	1,702,455	$5.01	0.2%
2027	13	1,765,268	$5.19	0.2%
2028	11	1,327,048	$6.11	0.2%
2029	5	556,306	$4.51	0.0%
2030	7	754,336	$8.56	0.1%
2031	5	427,004	$12.18	0.0%
2032	3	217,391	$14.59	0.1%
2033 and Thereafter	20	2,149,599	$13.61	0.6%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Annual rental revenues represent 2021 consolidated and joint venture combined base rental revenue.

2Q 2022 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap, Inc.	284	3,045	1.7%	3.0%
Tapestry, Inc.	227	951	0.5%	1.6%
Victoria’s Secret & Co.	137	1,176	0.7%	1.6%
Signet Jewelers, Ltd.	348	487	0.3%	1.5%
PVH Corporation	156	1,140	0.7%	1.4%
American Eagle Outfitters, Inc	220	1,388	0.8%	1.4%
Capri Holdings Limited	141	553	0.3%	1.4%
Luxottica Group SPA	356	636	0.4%	1.3%
Foot Locker Retail, Inc.	172	821	0.5%	1.1%
VF Corporation	192	806	0.5%	1.1%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s Inc.	98	19,040	10.9%	0.3%
J.C. Penney Co., Inc.	54	8,894	5.1%	0.3%
Dillard’s, Inc.	34	6,235	3.6%	*
Nordstrom, Inc.	24	4,103	2.4%	0.1%
Dick’s Sporting Goods, Inc.	33	2,261	1.3%	0.5%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	7	1,194	0.7%	*
Target Corporation	7	968	0.6%	0.1%
Hudson’s Bay Company	8	943	0.5%	0.1%
Von Maur, Inc.	6	768	0.4%	*

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

2Q 2022 SUPPLEMENTAL	23

CAPITAL EXPENDITURES(1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$55,573	$45,662	$18,688
Redevelopment projects with incremental square footage and/or anchor replacement	131,533	74,315	35,215
Redevelopment projects with no incremental square footage (2)	2,162	5,093	2,544
Subtotal new development and redevelopment projects	189,268	125,070	56,447
Tenant allowances	86,827	34,795	17,098
Operational capital expenditures (CAM and non-CAM)	21,141	32,721	14,284
Totals	$297,236	$192,586	$87,829
Conversion from accrual to cash basis	12,109	(7,161)	(3,266)
Capital Expenditures for the Six Months Ended 6/30/22 (3)	$309,345	$185,425	$84,563
Capital Expenditures for the Six Months Ended 6/30/21 (3)	$228,669	$191,882	$78,741

(1)
Does not include TRG portfolio capital expenditures.

(2)
Includes restoration projects as a result of property damage from natural disasters.

(3)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

2Q 2022 SUPPLEMENTAL	24

DEVELOPMENT ACTIVITY SUMMARY(1)
As of June 30, 2022
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2022 INVESTMENT THRU Q2 2022	FORECASTED INVESTMENT Q3 - Q4	FORECASTED INVESTMENT FY 2022	FORECASTED INVESTMENT FY 2023	FORECASTED TOTAL INVESTMENT 2022 - 2023
Malls
Redevelopments	$589,401	6%	$139,134	$148,549	$287,683	$106,566	$394,249
Premium Outlets
New Developments – U.S.	$—	—	$—	$—	$—	$—	$—
New Developments – International	$170,137	8%	$34,689	$63,546	$98,235	$34,701	$132,936
Redevelopments – U.S.	$35,138	8%	$9,106	$14,012	$23,118	$5,057	$28,175
Redevelopments – International	$—	—	$—	$—	$—	$—	$—
The Mills
Redevelopments	$15,617	15%	$1,797	$10,608	$12,405	$6,273	$18,678
Total Investment (1)	$810,293	7%	$184,726	$236,715	$421,441	$152,597	$574,038
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(302,799)		$(70,384)	$(90,773)	$(161,157)	$(67,352)	$(228,509)

Total Net Cash Investment	$507,494		$114,342	$145,942	$260,284	$85,245	$345,529
Notes:
(1)
Does not include TRG

2Q 2022 SUPPLEMENTAL	25

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2021 through June 30, 2022
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2021	328,619,625	47,247,936
First Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(1,000)
Exchange of Limited Partnership Units for Common Stock	2,680	(2,680)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	47,804	72,442
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(23,514)	—
Number Outstanding at March 31, 2022	328,646,595	47,316,698
Second Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(12,930)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	160,259	—
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(23,041)	—
Repurchase of Simon Property Group Common Stock in open market	(1,424,096)	—
Number Outstanding at June 30, 2022	327,359,717	47,303,768
Number of Limited Partnership Units and Common Shares at June 30, 2022	374,663,485
PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2022
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 30, 2022 was $65.50 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

2Q 2022 SUPPLEMENTAL	26

CREDIT PROFILE(1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
29.3
16.0
13.3
30.1
16.6
13.5
32.2
18.8
13.4
30.9
19.4
11.5
30.3
18.9
11.4
2018
2019
2020
2021
6/30/2022

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.1
5.3
4.2
5.0
5.1
2018
2019
2020
2021(3)
TTM
6/30/2022(3)

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.4
6.9
5.3
5.8
5.6
2018
2019
2020
2021(3)
TTM
6/30/2022(3)

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
65%
69%
66%
49%
55%
2018
2019
2020
2021
TTM
6/30/2022

WEIGHTED AVERAGE INTEREST RATE (%)

3.90%
3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
2.50%
3.50%
3.33%
3.14%
3.03%
3.18%
2018
2019
2020
2021
6/30/2022

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.2
6.7
6.6
7.1
6.9
2018
2019
2020
2021
6/30/2022

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

2Q 2022 SUPPLEMENTAL	27

SUMMARY OF INDEBTEDNESS(1)
As of June 30, 2022
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,480,025	$4,356,190	3.73%	4.2
Floating Rate Debt (Hedged) (2)	311,055	282,280	2.11%	2.9
Variable Rate Debt	607,081	570,675	3.22%	1.5
Total Mortgage Debt	5,398,161	5,209,145	3.59%	3.8
Unsecured Debt
Fixed Rate	18,890,064	18,890,064	2.93%	9.2
Variable Rate	500,000	500,000	1.16%	1.5
Revolving Credit Facility – USD Currency	125,000	125,000	1.60%	3.0
Total Revolving Credit Facilities	125,000	125,000	1.60%	3.0
Global Commercial Paper – USD	60,000	60,000	1.92%	0.0
Total Unsecured Debt	19,575,064	19,575,064	2.87%	8.9
Premium	24,498	24,498
Discount	(54,419)	(54,419)
Debt Issuance Costs	(120,781)	(119,749)
Other Debt Obligations	63,445	63,445
Consolidated Mortgages and Unsecured Indebtedness (2)	$24,885,968	$24,697,984	3.03%	7.9
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,309,694	$5,292,682	3.84%	3.7
Floating Rate Debt (Swapped to Fixed)	270,721	121,824	3.05%	6.4
Floating Rate Debt (Hedged) (2)	1,259,065	590,603	3.98%	4.1
Variable Rate Debt	1,515,354	664,745	3.45%	2.5
TMLP Debt (3)	352,426	140,614	—	—
Total Mortgage Debt	14,707,260	6,810,468	3.80%	3.6
Debt Issuance Costs	(39,825)	(18,719)
Joint Venture Mortgages and Other Indebtedness (2)	$14,667,435	$6,791,749	3.80%	3.6
Our Share of Total Indebtedness		$31,489,733	3.18%	6.9
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	94.1%	$23,243,993	3.08%	8.3
Variable	5.9%	1,453,991	2.21%	1.9
	100.0%	24,697,984	3.03%	7.8
Joint Venture
Fixed	81.6%	$5,544,225	3.82%	3.7
Variable	18.4%	1,247,524	3.70%	3.2
	100.0%	6,791,749	3.80%	3.6
Total Debt		$31,489,733
Total Fixed Debt	91.4%	$28,788,218	3.23%	7.4
Total Variable Debt	8.6%	$2,701,515	2.87%	2.5

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt information.

2Q 2022 SUPPLEMENTAL	28

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)(1)
As of June 30, 2022
(In thousands)
YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT
2022	$843,774	1.41%	$109,695	2.64%	$441,934	3.85%	$1,395,403	2.27%
2023	600,000	2.75%	691,916	3.39%	537,384	3.45%	1,829,300	3.19%
2024	3,000,000	2.62%	315,305	3.82%	1,331,888	4.02%	4,647,194	3.15%
2025	1,747,516	2.69%	1,122,545	3.54%	897,232	3.43%	3,767,293	3.09%
2026	1,550,000	3.28%	2,040,367	3.87%	1,407,240	3.99%	4,997,607	3.73%
2027	2,050,000	2.84%	293,916	3.23%	1,047,159	3.58%	3,391,075	3.11%
2028	800,000	1.75%	48,080	3.85%	727,220	4.11%	1,575,300	2.91%
2029	1,250,000	2.45%	377,322	2.91%	17,542	0.37%	1,644,864	2.54%
2030	750,000	2.65%	—	—	228,271	3.12%	978,271	2.91%
2031	700,000	2.20%	210,000	3.09%	48,421	3.66%	958,421	2.47%
2032	1,400,000	2.45%	—	—	114,000	4.18%	1,514,000	2.59%
Thereafter	4,883,774	3.79%	—	—	12,176	6.92%	4,895,950	3.81%
Face Amounts of Indebtedness	$19,575,064	2.87%	$5,209,145	3.59%	$6,810,468	3.80%	$31,594,677	3.18%
Premiums (Discounts) on Indebtedness, Net	(32,585)		2,664		—		(29,921)
Debt Issuance Costs	(102,079)		(17,670)		(18,719)		(138,468)
Other Debt Obligations	—		63,445		—		63,445
Our Share of Total Indebtedness	$19,440,400		$5,257,584		$6,791,749		$31,489,733

(1)
Does not include TRG.

2Q 2022 SUPPLEMENTAL	29

Unsecured Debt Information
As of June 30, 2022
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Global Commercial Paper – USD	07/09/22	(2)	1.92%	Fixed	60,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22		1.38%	Fixed	783,774 (3)
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/11/24		1.16%	Variable	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25		1.25%	Fixed	522,516 (4)
Revolving Credit Facility – USD Currency	06/30/25	(5)	1.60%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	01/15/27		1.38%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/28		1.75%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/30		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/31		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/15/32		2.25%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	02/01/32		2.65%	Fixed	700,000
Simon Property Group, LP (Euro Sr. Notes)	03/19/33		1.13%	Fixed	783,774 (3)
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/50		3.80%	Fixed	750,000
Total Unsecured Indebtedness at Face Value					$19,575,064(6)

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2022: 1M LIBOR at 1.7867%; 1M EUR LIBOR at -0.508%; Overnight SOFR 1.5%; CME Term SOFR 2.1165% 3M EURIBOR at -0.195%; 6M EURIBOR at 0.263%; 3M GBP LIBOR at 1.6692%; 1M YEN TIBOR at 0.08182%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at -0.06%; 1M CDOR at 2.2325%; and Cost of Funds Rate at 3.52%.

(2)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at June 30, 2022.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

2Q 2022 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,912	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,457	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,126,061	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,087	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,207,279	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		691,395	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,281,187	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		978,051	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre (3)	FL	Miami	25.0%		475,606	(2)
10.	Broadway Square	TX	Tyler	100.0%		608,739	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,222,843	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,338	07/30/26	(5)	4.04%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,245	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,051	(2)
15.	Coconut Point	FL	Estero	50.0%		1,197,317	10/01/26		3.95%	Fixed	177,366	88,683
16.	College Mall	IN	Bloomington	100.0%		610,168	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,262	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,263,797	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,159	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		925,518	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,511,910	01/05/27	(5)	3.11%	Fixed	381,742	190,871
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,363	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,234,673	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,027,297	12/01/25		4.31%	Fixed	178,721	178,721
25.	Falls, The	FL	Miami	50.0%		711,653	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,175	05/09/26	(5)	4.73%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		715,803	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,727,645	02/01/26	(5)	3.75%	Variable	415,000	207,500
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,231	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,725,125	02/09/27	(5)	3.99%	Variable	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		676,924	(2)
32.	Galleria, The	TX	Houston	50.4%		2,012,266	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,286,661	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,364	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,671,470	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,314,060	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,856	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,196,386	11/01/27		4.06%	Fixed	183,333	91,667
39.	Lenox Square	GA	Atlanta	100.0%		1,549,775	(2)

2Q 2022 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,840,285	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,868	07/01/25		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		796,306	(2)
44.	Meadowood Mall	NV	Reno	50.0%		928,919	12/01/26		5.71%	Fixed	106,970	53,485
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,304,976	(2)
46.	Miami International Mall	FL	Miami	47.8%		1,081,674	02/06/24		4.42%	Fixed	160,000	76,442
47.	Midland Park Mall	TX	Midland	100.0%		643,845	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		829,535	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,645,185	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,510,966	07/05/23		3.30%	Fixed	219,338	123,641
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		886,584	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,104	(2)
53.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,339,927	12/07/22		6.00%	Fixed	27,738	23,727
54.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,693	01/01/26		3.84%	Fixed	310,000	292,938
55.	Pheasant Lane Mall	NH	Nashua	(6)		979,595	(2)
56.	Phipps Plaza	GA	Atlanta	100.0%		787,405	(2)
57.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,459	07/27/23		2.89%	Variable	225,000	225,000
58.	Prien Lake Mall	LA	Lake Charles	100.0%		719,289	(2)
59.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,494	05/01/26		4.50%	Fixed	180,000	90,000
60.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,980	(2)
61.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,341,702	(2)
62.	Ross Park Mall	PA	Pittsburgh	100.0%		1,234,445	(2)
63.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		693,325	(2)
64.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,062	11/01/23		4.69%	Fixed	120,000	113,328
65.	Shops at Clearfork, The	TX	Fort Worth	45.0%		549,773	03/11/30	(25)	2.81%	Variable	145,000	65,250
66.	Shops at Crystals, The	NV	Las Vegas	50.0%		270,321	07/01/26		3.74%	Fixed	550,000	275,000
67.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,235,937	02/01/23		3.61%	Fixed	295,000	150,450
68.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,953	(2)
69.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		723,506	(2)
70.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,248,284	03/31/24	(5)	4.79%	Variable	171,750	42,938
71.	South Hills Village	PA	Pittsburgh	100.0%		1,129,450	(2)
72.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,682	(2)
73.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,152	(2)
74.	SouthPark	NC	Charlotte	100.0%		1,688,401	(2)
75.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,135	10/06/25		4.45%	Fixed	57,389	28,695
76.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,450	(2)
77.	St. Johns Town Center	FL	Jacksonville	50.0%		1,455,554	09/11/24		3.82%	Fixed	350,000	175,000
78.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,287,360	(2)
79.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,747	09/05/26		3.50%	Fixed	330,000	164,670

2Q 2022 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
80.	Summit Mall	OH	Akron	100.0%	773,839	10/01/26		3.31%	Fixed	85,000	85,000
81.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,240,201	(2)
82.	Tippecanoe Mall	IN	Lafayette	100.0%	864,994	(2)
83.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,779,437	(2)
84.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
85.	Treasure Coast Square	FL	Jensen Beach	100.0%	874,998	(2)
86.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	961,312	(2)
87.	University Park Mall	IN	Mishawaka	100.0%	918,673	(2)
88.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,084,648	(2)
89.	West Town Mall	TN	Knoxville	50.0%	1,282,278	(2)
90.	Westchester, The	NY	White Plains (New York)	40.0%	805,135	02/01/30		3.25%	Fixed	400,000	160,000
91.	White Oaks Mall	IL	Springfield	80.7%	942,837	06/01/24	(5)	4.66%	Variable	41,249	33,279
92.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,438	11/01/26		4.15%	Fixed	155,152	146,612
93.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,153,078	03/05/24		4.50%	Fixed	385,311	192,656
94.	Woodland Hills Mall	OK	Tulsa	94.5%	1,095,927	(2)
	Total Mall Square Footage				107,175,235

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,563	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	675,141	02/24/27	(5)	4.04%	Variable	80,000	40,000
3.	Liberty Tree Mall	MA	Danvers	49.1%	862,079	05/06/23		3.41%	Fixed	28,041	13,779
4.	Northgate Station	WA	Seattle	100.0%	416,236	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	948,207	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,016	05/01/28		3.85%	Fixed	52,885	52,885
	Total Lifestyle Centers Square Footage				3,300,242

2Q 2022 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	328,432	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,443	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,258	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,698	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,069	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,046	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,730	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,353	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,119	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,960	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,145	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,225	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,100	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	652,147	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,162	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,038	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	378,508	03/01/23		3.29%	Variable	85,689	56,555
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,684	(2)
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,059	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,179	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,594	02/06/26		4.26%	Fixed	71,168	71,168
			Washington, DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,219	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,024	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,595	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,477	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,480	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,283	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,270	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,728	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,717	06/01/26	(8)	4.17%	Fixed	48,045	48,045
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,790	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,891	(2)
36.	Napa Premium Outlets	CA	Napa	100.0%	179,427	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,281	04/01/32		4.50%	Fixed	75,000	48,750

2Q 2022 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,753	(2)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,540	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,585	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,656	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,508	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	32,551	32,551
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,411	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,815	07/26/23		2.89%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,708	09/06/26	(9)	3.33%	Fixed	57,184	57,184
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,409	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,174	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	735,993	(2)
			San Antonio)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,515	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,065	03/01/32		3.96%	Fixed	140,000	70,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,713	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,424	10/06/24		4.06%	Fixed	90,588	54,353
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,687	(2)
58.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,243	11/28/22	(5)	3.64%	Variable	71,000	35,500
59.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/23		3.64%	Variable	64,500	32,250
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,909	(2)
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,470	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,985	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,309	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,475	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,862	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	518,979	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,491	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	911,026	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,864	(2)
	Total U.S. Premium Outlet Square Footage				30,398,619

2Q 2022 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,223,952	09/01/26		3.80%	Fixed	98,792	98,792
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,939,318	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,416,986	11/01/24		4.28%	Fixed	125,096	46,911
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,334,272	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,509	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,381	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,806,114	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,768,772	12/06/22		3.49%	Fixed	140,000	87,500
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,268,648	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,859	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,167,978	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,555,729	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,327,649	(2)
	Total The Mills Square Footage					21,248,142

	Other Properties
	Calhoun Outlet Marketplace, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing							(7)(8)(10)			1,186,616	550,224
	Total Other Properties Square Footage					12,206,416

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					174,328,654

2Q 2022 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	190,914	171,823
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,600	11/30/23	(13)	3.53%	Variable	105,862	52,931
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(13)	3.08%	Fixed	93,080	46,540
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	08/17/22	(13)	3.78%	Variable	125,196	56,338
	Canada Square Footage				1,620,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(5)(13)	1.60%	Variable	85,588	77,029
	France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	52,252	36,838
	Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/27/27	(13)	2.50%	Variable	167,205	150,485
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	1.90%	Fixed	290,093	261,084
	Italy Square Footage				697,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(15)	2.22%	Fixed	9,441	3,776
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.16%	Variable	95,512	38,205
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(15)	0.34%	Variable	6,612	2,645
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/22	(15)	0.34%	Variable	7,351	2,940
						07/31/27	(15)	0.30%	Fixed	43,348	17,339
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	33,429	13,372
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(15)	0.32%	Variable	20,572	8,229
						11/30/23	(15)	0.32%	Variable	19,103	7,641
						05/31/29	(15)	0.37%	Fixed	36,734	14,694
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.21%	Fixed	19,470	7,788
						11/30/24	(15)	0.29%	Variable	2,571	1,028
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.20%	Variable	45,552	18,221
	Japan Square Footage				3,613,700

2Q 2022 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%	360,200	03/13/25	(16)	3.11%	Fixed	84,131	42,066
20.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)	(16)
21.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/25	(16)	3.06%	Fixed	47,082	23,541
22.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/24	(16)	2.51%	Fixed	115,778	57,889
23.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/24	(16)	2.95%	Fixed	51,714	25,857
	South Korea Square Footage				2,007,100
	MALAYSIA
24.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	02/14/24	(16)	3.99%	Variable	17,009	8,505
25.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	(2)
	Malaysia Square Footage				586,900
	MEXICO
26.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	06/01/24	(2)
27.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	11.17%	Fixed	21,169	10,585
						06/20/23	(18)	11.18%	Variable	2,845	1,423
	Mexico Square Footage				607,800
	NETHERLANDS
28.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	05/29/29	(13)	3.63%	Fixed	240,357	216,321
						08/18/25	(13)	1.95%	Variable	175,565	82,977
29.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/23/24	(5)(13)	1.75%	Variable	58,262	54,766
	Netherlands Square Footage				545,500
	SPAIN
30.	Malaga Designer Outlet	Malaga		46.1%	191,000	02/09/23	(13)	2.75%	Variable	62,159	28,662
	Spain Square Footage				191,000
	THAILAND
31.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	3.95%	Fixed	68,149	34,075
	Thailand Square Footage				264,000
	UNITED KINGDOM
32.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(13)	3.34%	Fixed	125,721	56,574
33.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	02/27/23	(21)	5.32%	Variable	74,973	17,423
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,190,400

	TOTAL SQUARE FOOTAGE				185,519,054

2Q 2022 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)		TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	TRG SHARE

	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	779,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,037,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	08/01/23		4.37%	Fixed	70,902	70,902
4.	Country Club Plaza	MO	Kansas City	50.0%	965,000	04/01/26		3.85%	Fixed	301,429	150,715
5.	Dolphin Mall	FL	Miami	100.0%	1,436,000	05/09/27		4.06%	Variable	990,146	990.146
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,559,000	05/10/23		5.32%	Fixed	245,172	122,586
7.	Gardens Mall, The	FL	Palm Beach Gardens	48.5%	1,383,000	07/15/25		4.30%	Fixed	193,290	93,746
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	237,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,356,000	01/06/23		3.60%	Fixed	180,369	180,369
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	340,000	08/09/24	(5)	3.24%	Variable	175,000	163,625
11.	International Plaza	FL	Tampa	50.1%	1,178,000	10/09/26		2.83%	Variable	477,000	238,977
12.	Mall at Green Hills, The	TN	Nashville	100.0%	1,034,000	01/01/27		2.95%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,114,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,408,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	866,000	11/01/26		3.40%	Fixed	280,000	140,000
16.	Mall of San Juan, The	PR	San Juan	95.0%	626,000	(2)
17.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/22		4.44%	Fixed	154,758	77,379
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,522,000	03/06/28		4.85%	Fixed	280,474	280,474
19.	Waterside Shops	FL	Naples	50.0%	336,000	04/15/26		3.86%	Fixed	161,770	80,885
20.	Westfarms	CT	West Hartford	78.9%	1,266,000	10/01/23		4.50%	Fixed	257,599	203,349
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	6.00%	Fixed	148,088	37,022
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	5.60%	Fixed	157,777	38,655
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	236,589	115,929
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	473,179	81,150
	Total Taubman Realty Group Square Footage				25,080,000

	TOTAL TRG SECURED INDEBTEDNESS										$4,715,908

	TRG – Corporate & Other
	TRG U.S. Headquarters			100.0%		03/01/24		3.49%	Fixed	12,000	12,000
	Other			50.0%		11/01/22		3.84%	Fixed	19,250	9,702

	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$21,702

2Q 2022 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of June 30, 2022
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2022: 1M LIBOR at 1.7867%; 1M EUR LIBOR at -0.508%; Overnight SOFR 1.5%; CME Term SOFR 2.1165% 3M EURIBOR at -0.195%; 6M EURIBOR at 0.263%; 3M GBP LIBOR at 1.6692%; 1M YEN TIBOR at 0.08182%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at -0.06%; 1M CDOR at 2.2325%; and Cost of Funds Rate at 3.52%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 13 encumbered properties with interest rates ranging from 3.56% to 9.35% and maturities between 2022 and 2027, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.3 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 417.9 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 46.2 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 387.0 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 75.0 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 484.0 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.4 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 165..2 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 2.0 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 919.6 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

2Q 2022 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

2Q 2022 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended June 30, 2022		For the Three Months Ended June 30, 2021
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(10,532)	$333,304	$(9,054)	$318,923
Management fees and other revenues	—	—	—	—
Other income	(490)	35,896	(313)	32,481
Total revenue	(11,022)	369,200	(9,367)	351,404
EXPENSES:
Property operating	(1,960)	63,886	(1,814)	60,681
Depreciation and amortization	(3,860)	91,842	(4,734)	94,105
Real estate taxes	(361)	29,249	(498)	31,923
Repairs and maintenance	(262)	8,805	(272)	7,590
Advertising and promotion	(978)	7,546	(807)	6,994
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,827)	21,751	(1,050)	18,832
Total operating expenses	(9,248)	223,079	(9,175)	220,125
OPERATING INCOME BEFORE OTHER ITEMS	(1,774)	146,121	(192)	131,279
Interest expense	1,534	(68,517)	1,778	(70,775)
Loss on extinguishment of debt	—	—	—	—
Gain on exchange of equity interests	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(106)	(77,604)(2)	(55)	(60,504)(2)
Unrealized (losses) in fair value of equity instruments	—	—	—	—
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	467	—	—	—
Consolidated income from continuing operations	121	—	1,531	—
CONSOLIDATED NET INCOME	121	—	1,531	—
Net income attributable to noncontrolling interests	121	—(3)	1,531	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

2Q 2022 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Six Months Ended June 30, 2022		For the Six Months Ended June 30, 2021
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(21,896)	$668,116	$(17,192)	$622,172
Management fees and other revenues	—	—	—	—
Other income	(857)	91,135	(623)	66,327
Total revenue	(22,753)	759,251	(17,815)	688,499
EXPENSES:
Property operating	(4,225)	130,637	(3,457)	119,409
Depreciation and amortization	(7,805)	186,825	(8,889)	192,546
Real estate taxes	(745)	58,360	(1,022)	63,488
Repairs and maintenance	(493)	18,867	(666)	16,372
Advertising and promotion	(2,165)	16,514	(1,421)	16,088
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(5,448)	44,564	(1,709)	33,624
Total operating expenses	(20,881)	455,767	(17,164)	441,527
OPERATING INCOME BEFORE OTHER ITEMS	(1,872)	303,484	(651)	246,972
Interest expense	2,963	(135,149)	3,610	(138,208)
Loss on extinguishment of debt	—	—	—	—
Gain on exchange of equity interests	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(440)	(168,335)(2)	81	(108,764)(2)
Unrealized (losses) gains in fair value of equity instruments	—	—	—	—
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	467	—	(571)	—
Consolidated income from continuing operations	1,118	—	2,469	—
CONSOLIDATED NET INCOME	1,118	—	2,469	—
Net income attributable to noncontrolling interests	1,118	—(3)	2,469	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

2Q 2022 SUPPLEMENTAL	43

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of June 30, 2022		As of June 30, 2021
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(532,074)	$10,232,195	$(448,613)	$10,490,966
Less – accumulated depreciation	(114,667)	3,890,081	(115,407)	3,746,484
	(417,407)	6,342,114	(333,206)	6,744,482
Cash and cash equivalents	(27,982)	637,653	(21,997)	677,562
Tenant receivables and accrued revenue, net	(11,096)	236,326	(7,782)	267,946
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(8,897)	(3,096,481)	(11,813)	(2,734,349)
Right-of-use assets, net	(875)	65,286	(883)	73,916
Investments held in trust – special purpose acquisition company	(345,000)	—	(345,000)	—
Deferred costs and other assets	(29,302)	1,547,894	(63,072)	1,155,383
Total assets	$(840,559)	$5,732,792	$(783,753)	$6,184,940
LIABILITIES:
Mortgages and unsecured indebtedness	$(187,984)	$6,791,749	$(190,717)	$7,077,030
Accounts payable, accrued expenses, intangibles, and deferred revenues	(35,069)	379,628	(31,251)	401,669
Cash distributions and losses in unconsolidated entities, at equity	—	(1,709,379)	—	(1,565,366)
Dividend payable	—	—	—	—
Lease liabilities	(875)	59,393	(883)	75,680
Other liabilities	(54,297)	211,401	(62,163)	195,927
Total liabilities	(278,225)	5,732,792	(285,014)	6,184,940
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(540,543)	—	(481,877)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(21,791)	—	(16,862)	—
Total equity	(21,791)	—	(16,862)	—
Total liabilities and equity	$(840,559)	$5,732,792	$(783,753)	$6,184,940

2Q 2022 SUPPLEMENTAL	44